As filed with the Securities and Exchange Commission on August 10, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	84-0178360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1225 17th Street, Denver, Colorado 1555 Notre Dame Street East, Montréal, Québec, Canada	80202 H2L 2R5
(Address of Principal Executive Offices)	(Zip Code)

MOLSON COORS BREWING COMPANY INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Samuel D. Walker, Esq.

Global Chief People and Legal Officer

1225 17th Street

Denver, Colorado 80202

 (Name and address of agent for service)

(303) 927-2337

(Telephone number, including area code, of agent for service)

Copy to:

Jason Day

Perkins Coie LLP

1900 Sixteenth Street, Suite 1400

Denver, Colorado  80202

(303) 291-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)(2)	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class B Common stock, par value $0.01 per share	5,000,000	$41.83	$209,150,000.00	$23,968.59

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares of the Registrant’s Class B common stock as may become issuable upon any future stock splits, stock dividends or similar transaction with respect to the shares being registered hereunder.

(2)         Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee.  The price of $41.83 per share represents the average of the high and low prices of our Class B common stock as reported by the New York Stock Exchange on August 3, 2012.

EXPLANATORY NOTE

Molson Coors Brewing Company (the “Registrant”) previously filed a Registration Statement on Form S-8 (File No. 333-124140) registering 5,000,000 shares of the Registrant’s Class B common stock under the Molson Coors Brewing Company Incentive Compensation Plan (the “Plan”) on April 18, 2005 and a Registration Statement on Form S-8 (File No. 333-166521) registering an additional 5,000,000 shares of the Registrant’s Class B common stock under the Plan on May 5, 2010.  The Registrant hereby incorporates by reference the contents of such previously filed Registration Statements on Form S-8 to the extent not otherwise amended or superseded by the contents of, this Registration Statement.

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed to register an additional 5,000,000 shares of the Registrant’s Class B common stock under the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)     the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including portions of the Registrant’s Proxy Statement for its 2012 annual meeting of stockholders filed with the Commission on April 18, 2012 (the “Proxy Statement”) to the extent specifically incorporated by reference in such Form 10-K and as amended by the Registrant’s Current Report on Form 8-K filed with the Commission on April 26, 2012 as to Item 8);

(b)   the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012;

(c)     the Registrant’s Current Reports on Form 8-K or 8-K/A filed with the Commission on February 27, 2012, April 3, 2012, April 26, 2012, May 2, 2012, May 3, 2012, May 8, 2012 (with respect to Item 5.02 only), June 4, 2012, June 18, 2012 , July 7, 2012, July 24, 2012 and August 8, 2012; and

(d)     the description of the Registrant’s Class B common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 10, 1999, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.

Item 8.    Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed as part of this Registration Statement and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 10th day of August, 2012.

MOLSON COORS BREWING COMPANY

By:	/s/ Gavin Hattersley
	Name:	Gavin Hattersley
	Title:	Global Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Gavin Hattersley, Samuel D. Walker and E. Lee Reichert, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-8 filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and any and all amendments to this registration statement (including post-effective amendments) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Swinburn	President, Global Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2012
Peter Swinburn

/s/ Gavin Hattersley	Global Chief Financial Officer (Principal Financial Officer)	August 10, 2012
Gavin Hattersley

/s/ Zahir Ibrahim	Vice President and Global Controller (Principal Accounting Officer)	August 10, 2012
Zahir Ibrahim

/s/ Andrew T. Molson	Chairman	August 10, 2012
Andrew T. Molson

/s/ Peter H. Coors	Vice Chairman	August 10, 2012
Peter H. Coors

/s/ Christien Coors Ficeli	Director	August 10, 2012
Christien Coors Ficeli

/s/ Francesco Bellini	Director	August 10, 2012
Francesco Bellini

/s/ Roger Eaton	Director	August 10, 2012
Roger Eaton

/s/ Brian Goldner	Director	August 10, 2012
Brian Goldner

/s/ Charles M. Herington	Director	August 10, 2012
Charles M. Herington

/s/ Franklin W. Hobbs	Director	August 10, 2012
Franklin W. Hobbs

/s/ Geoff Molson	Director	August 10, 2012
Geoff Molson

/s/ Iain Napier	Director	August 10, 2012
Iain Napier

/s/ H. Sanford Riley	Director	August 10, 2012
H. Sanford Riley

/s/ Douglas Tough	Director	August 10, 2012
Douglas Tough

/s/ Louis Vachon	Director	August 10, 2012
Louis Vachon

EXHIBIT INDEX

Exhibits (including those incorporated by reference):

Exhibit Number		Description of Document

4.1		Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Annex G to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on December 10, 2004).
4.2

Third Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2009, filed on August 4, 2009).

5.1	*	Opinion of Perkins Coie LLP.
10.1		Molson Coors Brewing Company Incentive Compensation Plan (incorporated herein by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 20, 2010).
10.2		Amendment No. 1 to Molson Coors Brewing Company Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 4, 2012).
23.1	*	Consent of PricewaterhouseCoopers LLP.
23.2	*	Consent of PricewaterhouseCoopers LLP.
23.3	*	Consent of Ernst & Young Audit, s.r.o.
23.4	*	Consent of Perkins Coie LLP (included in Exhibit 5.1).
24.1	*	Power of Attorney (see signature page).

*           Filed herewith.